UNITED STATES
                  SECURITIES AND EXCHANGE COMMISSION
                       Washington, D.C. 20549

                             FORM 8-K

                          CURRENT REPORT

   Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934


Date of Report (Date of earliest event reported)  May 29, 2008

ASI ENTERTAINMENT, INC.
(Exact name of registrant as specified in its charter)

Delaware                        000-27881        522101695
(State or other jurisdiction of     (Commission      (IRS Employer
incorporation or organization)      file number)     Identification No.)

Level 1, 45 Exhibition Street                           3000
Melbourne, Victoria, Australia
(Address of principal executive officers)                 (Zip Code)

+61 3 9016 3021
Registrants telephone number, including area code


(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
[ ] Written communications pursuant to Rule 425 under the Securities Act (17
  CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR
  240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the
  Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On May 29, 2008, ASI Entertainment, Inc. ( "ASIE") entered into a License Agreement (the "License Agreement") with ASIQ Ltd. ("ASIQ"). ASIQ is a former subsidiary of ASIE which was privatized in a restructure effective December 31, 2006. The directors of ASIE retain shareholdings in ASIQ and three of ASIE"s directors, Mr Ron Chapman, Mr Graham Chappell and Mr Philip Shiels are directors of ASIQ.

Under the License Agreement, it was agreed that:

  1. ASIQ will continue to develop, manufacture and have a non exclusive right to market SafeCell, a new generation patent-pending software application that converts a normal cell phone into a wireless communicator.

  2. ASIQ will secure the services of the SafeCell inventor, Mr Ron Chapman to assist in product development and marketing.

  3. ASIQ will pay to ASIE a Royalty Fee of 10% of the revenue generated by SafeCell and received by ASIQ.

  4. Should ASIQ develop other applications for the SafeCell concept outside the aviation industry, ASIQ and ASIE will enter into separate agreements setting out the basis on which ASIQ can use the SafeCell concept as set out in the International PCT application. Such agreement will include license and royalty payments.

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SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.
ASI ENTERTAINMENT, INC.
(Registrant)
By: /s/ PHILIP SHIELS
Philip Shiels
Chief Financial Officer
Date: May 29, 2008



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